PRESS INFORMATION

Contact: Thom Mocarshy

Arbitron Inc.
212-887-1314
thom.mocarsky@arbitron.com

FOR IMMEDIATE RELEASE

ARBITRON AND CLEAR CHANNEL RENEW CONTRACT
Companies sign agreement for local market and network radio ratings, consumer information and software services

NEW YORK, DECEMBER 27, 2004 –Arbitron Inc. (NYSE:ARB) announced today that it has signed a four-year license agreement with Clear Channel Radio to provide the company with radio ratings and software services through the Fall 2008 survey.

The agreement also renews existing contracts for Scarborough and other local market consumer information services. Clear Channel also renewed its agreements with Arbitron for Premiere Radio Networks, KMG Consolidated Radio Sales and Clear Channel Traffic.

Clear Channel is Arbitron’s largest radio ratings subscriber and represented approximately 21% of Arbitron’s revenue in 2003.

“We are pleased that Clear Channel has renewed its agreements with Arbitron. We look forward to continuing to provide our largest customer with the information services that will help it grow its revenue and manage its radio business,” said Steve Morris, president and CEO, Arbitron Inc.

About Arbitron
Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving radio broadcasters, cable companies, advertisers, advertising agencies and outdoor advertising companies in the United States, Mexico and Europe. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The Company has also developed the Portable People Meter (PPM), a new technology for media and marketing research.

Arbitron’s marketing and business units are supported by its research and technology organization, located in Columbia, Maryland. Arbitron has approximately 1,700 employees; its executive offices are located in New York City.

Through its Scarborough Research joint venture with VNU, Inc., Arbitron also provides media and marketing research services to the broadcast television, magazine, newspaper and online industries.

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PPMSM is a service mark of Arbitron Inc.

Arbitron and Clear Channel reach ratings agreement
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December 27, 2004

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which Arbitron has derived from information currently available to it. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include whether we will be able to:

• renew all or part of contracts with large customers as they expire;

•	successfully execute our business strategies, including implementation of our Portable People Meter services;

•	effectively manage the impact of consolidation in the radio and advertising agency industries;

•	keep up with rapidly changing technological needs of our customer base, including creating new proprietary software systems and new customer products and services that meet these needs in a timely manner;

•	successfully manage the impact on our business of any economic downturn generally and in the advertising market in particular; and

•	successfully manage the impact on costs of data collection due to privacy concerns and/or government regulations.

Additional important factors known to Arbitron that could cause forward-looking statements to turn out to be incorrect are identified and discussed from time to time in Arbitron’s filings with the Securities and Exchange Commission, including in particular the risk factors discussed under the caption “ITEM 1. BUSINESS – Business Risks” in our Annual Report on Form 10-K.

The forward-looking statements contained in this document speak only as of the date hereof, and Arbitron undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Arbitron Inc. • 142 West 57th Street • New York, New York 10019 • www.arbitron.com